UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2006

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

10240 Sorrento Valley Road, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

(a)           On January 10, 2006, Websense, Inc. (“Websense” or the “Company”) issued the press release attached hereto as Exhibit 99.1 announcing that, on January 9, 2006, Websense entered into an employment agreement with Gene Hodges (the “Agreement”).  Pursuant to the Agreement, Mr. Hodges will serve as President and Chief Executive Officer of Websense, reporting to its Board of Directors (the “Board”), with employment commencing on a full-time basis on January 9, 2006 (the “Start Date”), and continuing at will until either party gives notice of termination.  At its next meeting, the Board also intends to increase the number of authorized directors to seven and appoint Mr. Hodges as a director on the Board to fill the vacancy created by the increase.

Under the Agreement, Mr. Hodges will receive a base salary at an annual rate of $525,000.  Mr. Hodges will be eligible to receive a discretionary annual performance bonus (“Bonus”) of up to 100% of his annual base salary, based upon the Company achieving a combination of objective performance goals, including billings and/or operating profit objectives, along with any individual performance goals established by the Compensation Committee of Board.  On the Start Date, Mr. Hodges was granted non-qualified stock options to purchase an aggregate of 600,000 shares of the Company’s common stock outside the Company’s 2000 Stock Incentive Plan (the “Options”) with an exercise price per share equal to the fair market value of the Company’s Common Stock on that date.  300,000 of the Options have a term of seven years ,with the shares vesting as follows:  25% on the one year anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested.  100,000 of the Options have a term of ten years, with the shares vesting as follows:  25% on the second year anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested.   An additional 100,000 of the Options have a term of ten years, with the shares vesting as follows:  25% on the third year anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested.  The remaining 100,000 of the Options also have a term of ten years, with the shares vesting as follows:  25% on the fourth year anniversary of the Start Date, and 1/48th will vest monthly thereafter until fully vested.   As discussed in the press release, Mr. Hodges was granted the non-plan Options as an inducement to join Websense as President and Chief Executive Officer.  On the Start Date, Mr. Hodges was also awarded 48,000 restricted stock units pursuant to the Company’s 2000 Stock Incentive Plan that are subject to vesting as follows:  25% vest sequentially on the first, second, third and fourth anniversaries of the State Date.

Mr. Hodges is eligible to participate in the Company’s standard benefit plans for executives, which include life, long-term disability, dental, vision and medical insurance and an optional 401(k) savings plan, Employee Stock Purchase Plan, cafeteria (flex 125) plan and Employee Assistance Plan.   The Agreement also provides for the reimbursement of relocation and temporary living expenses of up to $100,000, to be repaid by Mr. Hodges to the Company should his employment terminate within one year of joining the Company.

Pursuant to the Agreement, if Websense terminates Mr. Hodges’s employment without cause or if Mr. Hodges terminates his employment with Websense for good reason (a “Termination Event”), Mr. Hodges is entitled to: (i) a separation payment in the form of his annual base salary and annual target bonus in effect as of the date of such termination or resignation paid in twelve (12) equal monthly installments, less standard deductions and withholdings; (ii) continued payment of health insurance premiums paid on his behalf by the Company until he and his covered dependants obtain alternative health insurance coverage, up to a maximum of twelve (12) months; (iii) acceleration of the vesting of his stock options granted in connection with the Agreement that are otherwise unvested at the time of such termination or resignation such that he shall be vested with respect to the same number of shares as if he had remained continuously employed by Websense for a period of twelve (12) months following the date of such termination or resignation; and (iv) acceleration of the vesting of 100% of his restricted stock units granted in connection with the Agreement.  If (a) within eighteen (18) months following a change of control of Websense, Mr. Hodges’s employment is terminated without cause by Websense or any successor or assign or he resigns his employment for good reason or (b) the Company terminates his employment without cause during the pendency of a merger agreement or tender offer which would result in a change in control, then he will receive the benefits specified in (i) and (ii) above, plus all of his remaining unvested stock, restricted stock units and stock option awards will vest immediately.  The above severance benefits are contingent upon Mr. Hodges providing the Company with a fully-effective waiver and release of claims in a form satisfactory to the Company and his compliance with the Company’s standard non-competition and non-solicitation requirements.   Cause, good reason and change of control are all defined in the Agreement.

The foregoing is a summary description of the terms and conditions of the Agreement and by its nature is incomplete. It is qualified in the entirety by the text of the Agreement, a copy of which is filed with the Securities and Exchange Commission as Exhibit 99.2 hereto.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)           On January 9, 2006, John B. Carrington resigned from his position as the Company’s Chief Executive Officer and President, effective as of January 9, 2006.  Mr. Carrington will remain the executive Chairman of the Board and an employee of the Company.

(c)           Please see 1.01 above.

On January 10, 2006, Websense announced that Gene Hodges, age 54, has been appointed as the Company’s Chief Executive Officer and President, effective as of January 9, 2006.  From 1995 until he joined Websense, Mr. Hodges had been employed at McAfee, Inc., an industry leader in security software solutions, where he held the position of President and was responsible for technology development, strategy and execution, as well as all sales and marketing for McAfee’s many business units worldwide.  The Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

(d)           Please see 1.01 above.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

Number	Description

99.1	Press release issued by Websense, Inc. on January 10, 2006.

99.2	Employment agreement effective January 9, 2006 between Websense, Inc. and Gene Hodges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: January 11, 2006	/s/ Douglas C. Wride
Douglas C. Wride
Chief Financial Officer (principal financial
and accounting officer)